SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K



CURRENT REPORT





PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934







Date of Report (Date of earliest event reported) OCTOBER 31, 2001



SEVEN FIELDS DEVELOPMENT (PA), INC.

(Exact name of Registrant as specified in its charter)





Pennsylvania			33-85102-01		25-1561828

(State or Other Jurisdiction    (Commission          (I.R.S.Employer

of Incorporation)	     File Number)           Identification Number)

2200 Garden Drive, Suite 200, Mars, PA  			16046-7846

(Address of Principal Executive Offices)			(Zip Code)

(724) 776-5070

(Registrant's telephone number, including area code)



Item 2.  ACQUISITION OR DISPOSITION OF ASSETS



On October 31, 2001, Seven Fields Development (PA), Inc. liquidated its remaining assets by distributing such assets to a liquidating trust which was formed to hold such assets on behalf of the shareholders of Seven Fields Development
(PA), Inc. Since the disposition was in the nature of a distribution, the Corporation received no consideration for the disposition of such assets, other than the cancellation of its shares. The liquidating trust will hold such assets on behalf of the Corporation's shareholders, pay any contingent claims and liquidation expense, then distribute such remaining assets to the shareholders.



This liquidation is being coordinated with the
 liquidation of two wholly owned entities and one majority owned entity of the Corporation. The majority owned entity, Seven Fields Development
 Company, of which the Corporation owns an 83% interest, is also causing the creation of a liquidating trust on behalf of its equity holders as part of its plan of liquidation. The Corporation is distributing to its own liquidating trust all of its rights that it has as a beneficiary of the liquidating trust of its majority owned subsidiary. The following is a summary of the major items of property that the majority owned subsidiary
 distributed to its separate liquidating trust on behalf of the Corporation and the other interest holders of the majority owned subsidiary:



	1.Vacant Land of approximately
7 acres which is subject to an agreement of sale at a sale price of approximately $975,000.



	2.Additional real estate parcels of
negligible value.



	3.Receivables from the recent sale of a
 real estate parcel in the amount of approximately $1 million.



	4.Cash in the amount of approximately $1.6 million.



	The Corporation will distribute approximately $73,000 in cash to its liquidating trust on behalf of its shareholders, in addition to its interest in its majority owned subsidiary's liquidating trust.



	A plan of liquidation was adopted by the Corporation.
It is filed herewith as Exhibit 2 and is hereby incorporated herein by reference. In addition a letter is being sent to the shareholders of the Corporation in the form attached as Exhibit 20, which is also hereby incorporated herein by reference.



Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION 			AND EXHIBITS.



		(c)	Exhibits



		2	Plan of Liquidation

		20	Statement Provided to Security Holders





SIGNATURES



	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







SEVEN FIELDS (PA), INC.


	PAUL VOYTIK



By:

Paul Voytik, President

Dated:	November 14, 2001







INDEX TO EXHIBITS



Exhibit No.	Description



_ _ _ _ _ _ 	_ _ _ _ _ _ _











	2 Plan of Liquidation

	20  Statement Provided to Security Holders



Contact:	Lynn Hoffman-Kyle

Seven Fields Development Company

724-776-5070